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     Exhibit 16

                               (letterhead of PwC)

     Securities and Exchange Commission 450 5th Street, N.W.
     Washington, D.C. 20549



     February 3, 1999


     Commissioners:

     We have read the statements made by PW Preferred Yield Fund II, L.P. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1999. We agree with the statements concerning our Firm in such Form 8-K.


     Very truly yours,


     PricewaterhouseCoopers LLP